Exhibit 10.4

November 3, 2005

Mr. Joseph A. Roccaforte, Jr.

Chairman and CEO

First Responder Systems and Technology Inc.

8000 GSRI Avenue

Building 3000

Baton Rouge, LA 70820

Re:	Bridge Loan Agreement, May 20, 2005

Dear Mr. Roccaforte:

This is in reference to the Bridge Loan Agreement dated May 20, 2005 between First Responder Systems and Technology, LLC (now First Responder Systems and Technology Inc., as successor by merger, hereinafter referred to as “First Responder”) and Business Resource Capital Specialty BIDCO, Inc., Source Business and Industrial Development Company, L.L.C., and Gulf Coast Business and Industrial Development Corporation (collectively, “Lenders”). The purpose of this letter is to amend the terms of the Bridge Loan Agreement.

Under Section 7.1(p) an event of default occurred when First Responder did not raise a minimum of $3 million in debt or equity within 150 days of the closing of the Bridge Loan (October 17, 2005). The undersigned Lenders and First Responder hereby agree to waive the event of default and, in accordance with Section 11.9 of the Bridge Loan Agreement and Section 7.3 of the related Intercreditor Agreement, hereby agree to amend Section 7.1(p) of the Bridge Loan Agreement to read as follows:

(p) Capital Injection. The Company does not receive a capital injection of debt or equity in a minimum amount of $3,000,000.00 by December 31, 2005.

The undersigned Lenders further consent to substitution of First Responder Systems and Technology Inc. for First Responder Systems and Technology, LLC as the party of record in the Bridge Loan Agreement and the Intercreditor Agreement.

Sincerely,

Business Resource Capital Specialty BIDCO, Inc. on its own behalf and as Administrative Agent

By:	/s/ Ted J. Ledet
Ted J. Ledet, Program Manager

Source Business and Industrial Development Company, L.L.C.

By:	/s/ Louis K. Greenblatt
Louis K. Greenblatt, President

Gulf Coast Business and Industrial Development Corporation

By:	/s/ Cornelius A. Lewis
Cornelius A. Lewis, President

Consented to:

First Responder Systems and Technology Inc.

By:	/s/ Jos. A. Roccaforte, Jr.
Joseph A. Roccaforte, Jr., Chairman and CEO